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                                                                     EXHIBIT 2.3

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.
                           400 SOUTH EL CAMINO REAL
                                  SUITE 1275
                            SAN MATEO, CA 94402 USA

                               TEL: 415-548-0808
                               FAX: 415-548-1842


November 7, 1996

Mr. Wong Yick Man, Francis
Managing Director and C.E.O.
Star Telecom International Holding Limited
Star Telecom Holding Limited
6th Floor, Star Telecom Tower
414 Kwun Tong Road
Kwun Tong, Kowloon, Hong Kong

Dear Francis:

          You have informed us that Star Telecom Holding Limited ("STHL") will have difficulty in making available, as required by the Subscription Agreement among International Wireless Communications ("IWC"), Star Telecom International Holding Limited ("STIHL"), STHL and SDL, dated as of September 23, 1996 (the "Subscription Agreement"), a US$4,000,000 term loan (the "Loan") to Star Digitel Limited ("SDL") at the "First Closing" (as defined in the Subscription Agreement) and in accordance with the terms of the draft Loan Agreement (the "Loan Agreement") attached as Exhibit F to the executed Subscription Agreement. You have asked IWC to cooperate with STHL in finding a practical solution to STHL's difficulties.

          IWC is willing to proceed to the First Closing and agrees to amend the Loan Agreement by extending the date of the draw down of the Loan until November 15, 1996, provided that:

          1. Each of STIHL and STHL represents and warrants that STIHL will soon enter into a definitive agreement regarding the provision of a term loan facility (the "Sumitomo Facility") by The Sumitomo Trust and Banking Co. Ltd., H.K. Branch ("Sumitomo Trust"), the material terms of which are listed in Attachment 1 hereto.

          2. Each of STIHL and STHL covenants and agrees that the entirety of the moneys provided by Sumitomo Trust pursuant to the Sumitomo Facility shall be used by STIHL and STHL to provide the Loan to SDL pursuant to the Loan Agreement, as amended in the form attached hereto as Attachment 2 (the "New Loan Agreement").

          3.        STHL covenants and agrees that it shall enter into the
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New Loan Agreement on the date of the First Closing and provide to SDL the Loan in accordance with the terms of the New Loan Agreement. IWC, however, may, in its sole and absolute discretion, agree to extend further the draw down date of the Loan.

          4. All of the other conditions to IWC's obligation to close listed in Article 8 of the Subscription Agreement shall have been met on or before the date of the First Closing.

          5. On or before the date of the First Closing, IWC shall have received from STHL and STIHL a duly executed copy of this letter, indicating each party's agreement to the representations, warranties and covenants specified herein.

          We trust you find the above satisfactory. We look forward to seeing you on November 7, 1996 for the First Closing.

                              Sincerely,

                              INTERNATIONAL WIRELESS COMMUNICATIONS, INC.

                              By: /s/ Hugh B.L. McClung
                                  ---------------------
                                  Hugh B.L. McClung
                                  Vice-Chairman and
                                  Managing Director, Asia

          Each of the following companies on the date hereof hereby represents, warrants, covenants and agrees to the terms noted in this letter:

For and on behalf of
STAR TELECOM HOLDING LIMITED

Signed By: /s/ Wong Yick Man, Francis
           --------------------------
           Mr. Wong Yick Man, Francis
           Managing Director and Chief
               Executive Officer
Date: ____________

For and on behalf of
STAR TELECOM INTERNATIONAL HOLDING LIMITED

Signed By: /s/ Wong Yick Man, Francis
           --------------------------
           Mr. Wong Yick Man, Francis
           Managing Director and Chief
               Executive Officer
Date: ____________